As filed with the Securities and Exchange Commission on January 21, 2010.
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SYMETRA FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	6311	20-0978027
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
777 108th Avenue NE, Suite 1200
Bellevue, WA 98004
(425) 256-8000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Margaret A. Meister
Chief Financial Officer
Symetra Financial Corporation
777 108th Avenue NE, Suite 1200
Bellevue, WA 98004
(425) 256-8000
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William J. Whelan III, Esq. Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, NY 10019 (212) 474-1000	George C. Pagos, Esq. Senior Vice President, General Counsel and Secretary Symetra Financial Corporation 777 108th Avenue NE, Suite 1200 Bellevue, WA 98004 (425) 256-8000	Gary I. Horowitz, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017 (212) 455-2000
     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333-162344
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a small reporting company.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of Each Class of	Amount to be	Offering Price per	Aggregate	Amount of
Securities to be Registered	Registered(1)	Share(2)	Offering Price(3)	Registration Fee(4)
Common Stock, $0.01 par value per share	3,910,000	$12.00	$46,920,000.00	$3,345.40

(1)	Includes 510,000 shares issuable upon exercise of the underwriters’ over-allotment option.

(2)	Based on the public offering price.

(3)	In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1 (File No. 333-162344), as amended, is hereby registered.

(4)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

     This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

PART II
Item 16. Exhibits
SIGNATURES
EXHIBIT INDEX
EX-5.1
EX-23.1

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
          This registration statement on Form S-1 is being filed with respect to the registration of additional shares of common stock, par value $0.01 per share, of Symetra Financial Corporation, a Delaware corporation (the “Company”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Company’s Registration Statement on Form S-1, as amended (File No. 333-162344), initially filed by the Company on October 5, 2009 and declared effective by the Securities and Exchange Commission (the “Commission”) on January 21, 2010, are incorporated in this registration statement by reference.
          The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits
     All exhibits filed with or incorporated by reference in Registration Statement No. 333-162344 are incorporated by reference into, and shall be deemed part of, this registration statement, except the following, which are filed herewith.

Exhibit
Number	Description

5.1	Opinion of Cravath, Swaine & Moore LLP

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Cravath, Swaine & Moore LLP (contained in Exhibit 5.1)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bellevue, State of Washington, on January 21, 2010.

SYMETRA FINANCIAL CORPORATION
By:	/s/ George C. Pagos
	Name:	George C. Pagos
	Title:	Senior Vice President, General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of January 21, 2010.

Signature	Title

*	Randall H. Talbot President, Chief Executive Officer and Director (Principal Executive Officer)
*	Margaret A. Meister Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
*	David T. Foy (Director)
*	Lois W. Grady (Director)
*	Sander M. Levy (Director)
*	Robert R. Lusardi (Director)
*	David I. Schamis (Director)
*	Lowndes A. Smith (Director)

*By: /s/ George C. Pagos	George C. Pagos (Attorney-in-Fact)

EXHIBIT INDEX

Exhibit
Number	Description

5.1	Opinion of Cravath, Swaine & Moore LLP

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Cravath, Swaine & Moore LLP (contained in Exhibit 5.1)